As filed with the Securities and Exchange Commission on June 25, 2015

Registration No. 333-195238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LVB ACQUISITION, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0499682
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

Telephone: (574) 371-8307

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

LVB ACQUISITION, INC. 2007 MANAGEMENT EQUITY INCENTIVE PLAN

LVB ACQUISITION, INC. 2012 RESTRICTED STOCK UNIT PLAN

(Full Title of the Plan)

Chad F. Phipps

Senior Vice President and Secretary

LVB Acquisition, Inc.

345 East Main Street

Warsaw, Indiana 46580

Telephone: (574) 371-8307

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

copy to:

Morton A. Pierce

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of LVB Acquisition, Inc. (the “Company”):

Registration No. 333-195238, which was filed with the Securities and Exchange Commission on April 11, 2014, covering the registration of 52,520,000 shares of common stock, par value $0.01 per share, of the Company issuable under the LVB Acquisition, Inc. 2007 Management Equity Incentive Plan and under the LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan.

On June 24, 2015, pursuant to an Agreement and Plan of Merger, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., a Delaware corporation (“Zimmer”), Owl Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Zimmer (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly owned subsidiary of Zimmer.

As a result of the Merger, any offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana on the 25th day of June, 2015.

LVB ACQUISITION, INC.

By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Florin Daniel P. Florin	President and Director (Principal Executive and Financial Officer)	June 25, 2015

/s/ Tony W. Collins Tony W. Collins	Vice President and Controller (Principal Accounting Officer)	June 25, 2015

/s/ Chad F. Phipps Chad F. Phipps	Director	June 25, 2015

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